Form Director RSU Award Agreement Ex. 10.2

Leafly Holdings, Inc.
2021 Equity Incentive Plan

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between Leafly Holdings, Inc., a corporation organized and existing under the laws of Delaware (the “Company”) and [●] (the “Participant”), effective as of __________, 20__ (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Leafly Holdings, Inc. 2021 Equity Incentive Plan (as may be further amended, amended and restated or modified from time to time (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [●] restricted stock units (“RSUs”), on the terms and conditions set forth in the Plan and this Agreement.

2.
Vesting and Settlement of RSUs.

(a)
General. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs shall vest [●] (each, a “Vesting Date”), subject to the Participant’s continued Service through the applicable Vesting Date.
(b)
Settlement of Vested RSUs. The Company shall deliver to the Participant within sixty (60) days following a Vesting Date, a number of shares Common Stock equal to the aggregate number of RSUs that have vested pursuant to Section 2(a) ([rounded down to the nearest whole RSU, with cumulative vesting of any fractional RSUs)]. No fractional shares of Common Stock shall be delivered. The Company may deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued in respect of the RSUs, registered in the name of the Participant.
(c)
Withholding Requirements. Participant is ultimately responsible for all taxes owed in connection with the RSUs and shall hold the Company and related parties harmless for any tax liability. Participant shall timely remit all taxes to the Internal Revenue Service and any other required governmental agencies.

3.
Termination of Service. Other than as provided in Section 11.3 of the Plan, upon a termination of the Participant’s Service for any reason or no reason, any then unvested RSUs as of such termination date will be forfeited immediately, automatically and without consideration. The Participant will have no further rights, and the Company will have no further obligations to the Participant, with respect to such unvested, forfeited RSUs. The RSUs and the shares of Common Stock (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan and Section 5(c) of this Agreement.
4.
Compliance with Securities Laws. The Participant acknowledges, understands and agrees that:

(a)
the Participant has been furnished with a copy of the Plan and the Form S-8 plan summary for the Plan;
(b)
notwithstanding any other provision of this Agreement, shares of Common Stock will not be issued upon RSU vesting unless the shares issuable are registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The RSUs and the issuance of any shares of Common Stock thereunder also must comply with all other applicable laws and regulations governing the RSUs and the shares issuable thereunder, including any U.S. and non-U.S. state, federal and local applicable laws, and the Participant will not receive shares if the Company determines that such receipt would not be in material compliance with such applicable laws and regulations;
(c)
the Participant understands that the Company is under no obligation to register or qualify the RSUs or the shares of Common Stock issuable upon vesting of the RSUs with the U.S. Securities Exchange Commission or any state or foreign securities commission (or maintain any such registration or qualification if made) or to seek approval or clearance from any governmental authority for the issuance or sale of such shares of Common Stock. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares will relieve the Company of any liability in respect of the failure to issue or sell the shares as to which such requisite authority is not obtained. Further, the Participant agrees that the Company will have unilateral authority to amend the Plan and this

Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock;
(d)
the Participant understands that the Company has no obligation to the Participant to maintain any registration of the shares of Common Stock with the U.S. Securities and Exchange Commission and has not represented to the Participant that it will so maintain registration of the shares of Common Stock. Sales of shares of Common Stock are also subject to compliance with other laws and regulations, including, but not limited to, U.S. and non-U.S. securities, exchange control, insider trading and market abuse laws, and with the Company’s insider trading policy; and
(e)
if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that resales of shares of Common Stock under Rule 144 will not be available under current law unless (i) a public trading market then exists for the shares of Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, including that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.
5.
Miscellaneous Provisions

(a)
Rights of a Stockholder. Prior to settlement of the RSUs in shares of Common Stock, neither the Participant nor the Participant’s representatives will have any rights as a stockholder of the Company with respect to any shares of Common Stock underlying the RSUs, including the right to receive any dividends or dividend equivalents on the RSUs.

(b)
Transfer Restrictions. RSUs may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law, during the Participant’s lifetime. The shares of Common Stock delivered hereunder shall be subject to such restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which such shares of Common Stock are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Company may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)
Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time, including after the Date of Grant, that applies to the Participant and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)
Adjustments. If there is any change with respect to the Company’s outstanding shares of Common Stock contemplated by Section 4.5 of the Plan prior to delivery of shares under the RSUs, the RSUs may be adjusted in accordance with Section 4.5 of the Plan.

(e)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate their Service at any time and for any reason, with or without cause.

(f)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of shares of Common Stock underlying the RSUs. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

(g)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)
Amendment. Except as otherwise provided in the Plan and this Agreement, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(j)
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(k)
No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

(l)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(m)
Section 409A. The Company intends that the RSUs will be exempt from, or comply with, the requirements of Section 409A of the Code; provided, however, that the Company makes no representations that the RSUs will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs.

(n)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(o)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(p)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement and accepts the RSUs subject to all the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement as of the Date of Grant. The Participant acknowledges that as of the Date of Grant, this Agreement and the Plan set forth the entire understanding between the Participant and the Company and any Subsidiary regarding the RSUs and supersede all prior oral and written agreements on the subject.

PARTICIPANT LEAFLY HOLDINGS, INC.

_________________________________ By: ______________________________

Date:_____________________________ Date: _____________________________

[Signature Page – RSU Award Agreement]